Item 30. Exhibit (a)

                RESOLUTION OF BOARD OF DIRECTORS OF MML BAY STATE
                        ESTABLISHING THE SEPARATE ACCOUNT

                            WRITTEN CONSENT TO ACTION
                            TAKEN WITHOUT AND IN LIEU
                     OF A MEETING OF THE EXECUTIVE COMMITTEE

The undersigned, being all the members of the Executive Committee of MML Bay
State Life Insurance Company (the "Company"), pursuant to Section 351.340 (2) of the Revised Statutes of Missouri, hereby consent to the following actions:

VOTED: That the Company establish a separate investment account, to be known as
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"MML Bay State Variable Life Separate Account I" or such other name as shall be determined by the President (referred to herein as "Separate Account I"), in accordance with the provisions of Section 376.309 of Chapter 376 of the Missouri
Statutes for the purpose of investing payments to be received under variable life insurance contracts to be issued by the Company (the "Contracts"); that the assets of Separate Account I be invested in shares of MML Equity Investment
Company, Inc., MML Money Market Investment Company, Inc., and MML Managed Bond
Investment Company, Inc. or, in lieu thereof or in addition thereto, in the shares of any other investment company registered under the Investment Company
Act of 1940, at the net asset value of such shares; and that all necessary steps be taken to comply with applicable federal and state laws in order that the
Contracts may be sold in all jurisdictions in which the Company is authorized to do a variable life insurance business.

VOTED: That Separate Account I be organized as a unit investment trust, that it
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be registered, if necessary or appropriate, with the United States Securities and Exchange Commission under the Investment Company Act of 1940, and that the
Contracts be registered under the Securities Act of 1933; and that for that purpose the Chairman, the President, any Vice President and the Secretary of the
Company be and they are, and each of them singly is, hereby authorized to execute and file or cause to be filed with the Securities and Exchange
Commission, in the name of and on behalf of the Company and Separate Account I, a Notification of Registration of Form N-8A, a Registration Statement on Form
N-8B-2 and a Registration Statement on Form S-6, or on any other forms which the rules of said Commission may permit, and to execute and file or cause to be filed, in the name of and on behalf of the Company and Separate Account I, such application or applications for, or notification of claim of, exemptions
(including Form N-6EI-1 and such other forms which the rules of the Commission may permit or require) from provisions of the Investment Company Act of 1940 and the rules thereunder and such other documents and such amendments (including post-effective amendments) and to take such other action as the officer or officers so acting may consider necessary or desirable.